                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                PS GROUP, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: N/A

    (2) Aggregate number of securities to which transaction applies: N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

    (4) Proposed maximum aggregate value of transaction: N/A

    (5) Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: N/A

    (2) Form, Schedule or Registration Statement No.: N/A

    (3) Filing Party: N/A

    (4) Date Filed: N/A

Notes:

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                                                      RULE 424(B)(3) SUPPLEMENT

[LOGO OF PS GROUP INC.]
                                                                     Suite 1050
                                                    4370 La Jolla Village Drive
                                                             San Diego CA 92122
                                                                 (619) 642-2999
                                  May 1, 1996

Dear Stockholder:

  By now you have probably received our Prospectus/Proxy Statement dated April 17, 1996 relating to the 1996 Annual Meeting of Stockholders to be held on May 28, 1996.

  I am pleased to be able to advise you that, since we mailed the Prospectus/Proxy Statement, Berkshire Hathaway, our largest stockholder, has informed us that it intends to vote all of its shares at the 1996 Annual Meeting in favor of management's proposals and against the stockholder proposal.

  Enclosed with this letter is a Supplement to the Prospectus/Proxy Statement. Among other things, the Supplement notes that we have received a nomination of an individual for election as a director which is NOT supported by your Board of Directors.

  We urge you to give the enclosed Supplement, as well as the Prospectus/Proxy Statement and the 1995 Annual Report enclosed therewith, your careful attention.

  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR OUR TWO NOMINEES FOR ELECTION TO THE BOARD (CHARLES E. RICKERSHAUSER, JR. AND DONALD
W. KILLIAN, JR.), FOR OUR PROPOSED HOLDING COMPANY REORGANIZATION INTENDED TO PRESERVE THE COMPANY'S SUBSTANTIAL TAX BENEFITS, AND AGAINST THE STOCKHOLDER PROPOSAL CONTAINED IN THE PROSPECTUS/PROXY STATEMENT.

  For your convenience, we also enclose another copy of our proxy card. If you have not already sent back the proxy card we previously mailed to you, please complete, sign and date the new card and return it in the enclosed postage-paid envelope.

  Your vote is important irrespective of the number of shares you own and whether or not you plan to attend the 1996 Annual Meeting in person.

  Thank you for your support.

                                Sincerely,

                                /s/ Charles E. Rickershauser, Jr.

                                Charles E. Rickershauser, Jr.
                                Chairman of the Board and Chief Executive
                                 Officer

                                              PROSPECTUS SUPPLEMENT PURSUANT TO
                                                       RULE 424(B)(3) UNDER THE
                                                         SECURITIES ACT OF 1933
                                                  SUPPLEMENTING AMENDMENT NO. 2
                                                        DATED APRIL 17, 1996 TO
                                           REGISTRATION STATEMENT NO. 333-00821
                                           ORIGINALLY FILED ON FEBRUARY 9, 1996

                         SUPPLEMENT DATED MAY 1, 1996
                                      TO
                     PROSPECTUS OF PS GROUP HOLDINGS, INC.
                                    AND TO
                       PROXY STATEMENT OF PS GROUP, INC.

GENERAL

  This Supplement supplements the Prospectus/Proxy Statement dated April 17, 1996 (the "Prospectus/Proxy Statement") furnished by the Company in connection with the solicitation of proxies by the Company Board in connection with the Annual Meeting.

  Capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Prospectus/Proxy Statement. Cross-references in this Supplement are to the cited sections of the Prospectus/Proxy Statement.

  This Supplement is intended to be read in conjunction with the Prospectus/Proxy Statement. All information contained in the Prospectus/Proxy Statement is hereby incorporated by reference into this Supplement.

CERTAIN ADDITIONAL INFORMATION

  Berkshire Hathaway has informed the Company that it intends to vote all of its shares of Company Common Stock at the Annual Meeting in favor of the election of the Board's two nominees for election to the Company Board (see "ELECTION OF DIRECTORS"), in favor of the Reorganization (see "THE REORGANIZATION") and against the Stockholder Proposal (see "STOCKHOLDER PROPOSAL"). Berkshire Hathaway has reported to the Commission beneficial ownership (including voting power) of 1,208,032 shares of Company Common Stock, representing 19.9% of the aggregate number of votes entitled to be cast at the Annual Meeting (see "BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS").

  By letter April 19, 1996, Pirindel Investment Research ("Pirindel"), through its President Peter J. Pirinea, has notified the Company, pursuant to the Company By-laws, that it wishes to nominate to the Company Board, at the Annual Meeting, Joseph S. Pirinea (the "Proponent"), the proponent of the Stockholder Proposal (see "STOCKHOLDER PROPOSAL"). In its letter, Pirindel states that such notice of nomination is being made by it on behalf of the owners of approximately 1.7% of the Company Common Stock. According to such letter, the Proponent is 41 years old; his principal occupation is a certified public accountant with Pirinea, Cozzolino & Kelly P.C. of Hemstead, New York; and he beneficially owns 60,850 shares of Company Common Stock. The Proponent has requested, pursuant to the Delaware Corporate Law, a stockholder list as of the Record Date for the purpose of communicating the Stockholder Proposal and his nomination. The Company has determined that it will recognize the nomination of the Proponent if it is validly moved and seconded at the Annual Meeting and that it will provide the requested stockholder list if the Proponent complies with the applicable requirements of the Delaware Corporate Law. In view of these developments, the Company may be deemed to be engaged in an "election contest" for purposes of the Commission's proxy rules promulgated pursuant to the Exchange Act. Accordingly, certain information that was not required to be included in the Prospectus/Proxy Statement is set forth in Annex A hereto. NEITHER THE COMPANY NOR HOLDINGS ASSUMES ANY RESPONSIBILITY FOR PROVIDING ANY INFORMATION WITH RESPECT TO THE PROPONENT, HIS NOMINATION, THE STOCKHOLDER PROPOSAL OR ACTIONS THAT MAY BE TAKEN IN CONNECTION THEREWITH BY HIM OR ON HIS BEHALF OTHER THAN AS SET FORTH IN THE PROSPECTUS/PROXY STATEMENT, AS SUPPLEMENTED BY THIS SUPPLEMENT (AS SO SUPPLEMENTED, THE "SUPPLEMENTED PROSPECTUS/PROXY STATEMENT").

INCORPORATION BY REFERENCE

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to April 17, 1996 (the date of the Prospectus/Proxy Statement) and prior to the Effective Time shall be deemed to be incorporated in and to be a part of the Supplemented Prospectus/Proxy Statement from the respective dates of filing thereof (such documents being hereafter referred to as "Incorporated Documents"). Any statement contained in the Supplemented Prospectus/Proxy Statement shall be deemed to be modified or superseded for purposes of the Supplemented Prospectus/Proxy Statement to the extent that any statement contained in any Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Supplemented Prospectus/Proxy Statement.

  The Supplemented Prospectus/Proxy Statement incorporates documents by reference which are not presented therein or delivered therewith. These documents are available upon request from the Company at 4370 La Jolla Village Drive, San Diego, California 92122, Attention: Corporate Secretary, by telephone at (619) 642-2999, or by facsimile at (619) 642-1955. In order to ensure timely delivery of the documents, any request should be made by five business days prior to the date of the Annual Meeting. In addition, the Incorporated Documents may be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                                    ANNEX A

                        CERTAIN ADDITIONAL INFORMATION

  The following information supplements, and should be read in conjunction with, the information contained in the Supplemented Prospectus/Proxy Statement.

ADDITIONAL INFORMATION CONCERNING THE COMPANY'S DIRECTORS

  The names and principal business addresses of the Company's directors are as follows: Mr. Rickershauser, PS Group, Inc., Suite 1050, 4370 La Jolla Village Drive, San Diego, California 92122; Mr. Killian, Call, Clayton & Jensen, 610 Newport Center Drive, Suite 700, Newport Beach, California 92660; Mr. Guerin, 355 South Grand Avenue, 34th Floor, Los Angeles, California 90071; Mr. Luce, 12555 High Bluff Drive, Suite 150, San Diego, California 92130; and Mr. Fomon, EastWest Capital Management, 641 Lexington Avenue, 11th Floor, New York, New York 10022.

  Except as disclosed in this Annex A and the Supplemented Prospectus/Proxy Statement, to the knowledge of the Company none of the Company's directors:
(i) owns of record any securities of the Company that are not also beneficially owned by them; (ii) is, or was within the past year, a party to any contracts, arrangements or understandings with any person with respect to the securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholdings of proxies; (iii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting; or (iv) beneficially owns any securities of any parent or subsidiary of the Company. Except as disclosed in this Annex A and the Supplemented Prospectus/Proxy Statement, to the knowledge of the Company none of the Company's directors nor any of their associates has any arrangement or understanding with any person with respect to future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since January 1, 1995 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

  Except as described in this Annex A, no director of the Company has purchased or sold any securities of the Company within the two past years. The Guerin Family Trust, of which Mr. Guerin is both a trustee and a beneficiary, sold 60,000 shares of Company Common Stock on June 28, 1994 and sold 16,370 shares of Company Common Stock on December 14, 1994. The J. Patrick Guerin III Trust, of which Mr. Guerin is a trustee but not a beneficiary, sold 20,000 shares of Company Common Stock on October 19, 1994.

ADDITIONAL INFORMATION CONCERNING THE COMPANY'S SOLICITATION OF PROXIES

  In connection with the Annual Meeting, proxies may be solicited by the Company and its directors and executive officers (who will receive no compensation therefor in addition to their regular salaries and fees) by mail, telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company's proxy solicitation firm, MacKenzie Partners, Inc., may use up to approximately 20 persons in such solicitation and its aggregate fees in connection with such solicitation are estimated not to exceed $25,000.

  Although no precise estimate can be made at this time, the Company estimates that the aggregate amount to be spent by the Company in connection with the solicitation of proxies by the Company will be approximately $60,000, of which approximately $25,000 has been incurred to date. This amount includes certain fees payable to MacKenzie Partners, Inc. but excludes (i) the salaries and fees of officers, directors and employees of the Company, (ii) the normal expenses of an uncontested election and (iii) other expenses not related to Pirindel's notice to the Company of its intention to nominate the Proponent for election to the Company Board.